Exhibit 10.35

SECOND AMENDMENT TO

POWER PURCHASE AGREEMENT

THIS SECOND AMENDMENT dated February 28, 2022 (this “Amendment”), amends that certain Power Purchase Agreement dated June 23, 2021, as amended (the “PPA”), by and among Luminant ET Services Company LLC, a Texas limited liability company (the “Seller”) and Cipher Mining Technologies Inc., a Delaware corporation (the “Buyer”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the PPA.

RECITALS

WHEREAS, Section 17.10 of the PPA provides that the PPA may be amended only by a writing signed by both parties thereto; and

WHEREAS, the parties hereto desire to amend the PPA in accordance with the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.
Amendment. The parties agree to the following:

(a)
The definition of “Contract Quantity” shall be deleted in its entirety and replaced with the following:

“Contract Quantity” means a minimum of 200 megawatts up to 210 megawatts, during each hour of each day, during the applicable period subject to the Ramp Up Schedule set forth in Section 5.1(C).”

(b)
The following definition shall be added to Section 1.2:

“Ramp Up Schedule” shall have the meaning set forth in Section 5.1(C).”

(c)
Section 2.1 shall be deleted in its entirety and replaced with the following:

“2.1 The obligations of Seller to deliver Energy and the obligations of Buyer to purchase Energy pursuant to this PPA shall become effective according to the later of (i) Seller COD and (ii) August 1, 2022 (the “Initial Delivery Date”) and shall continue until July 31, 2027 (the “Initial Term”). Subsequently, the Initial Term shall automatically renew for a period of one (1) year unless either Party provides written notice to the other Party of its intent to terminate the PPA at least six (6) months prior to expiration of the then current term, subject to early termination provisions set forth herein. If the Initial Term and any renewal period has expired and the PPA has terminated, then for so long as the Lease remains effective, and Buyer has not sold the Interconnection Facilities to Seller, Buyer shall pay to Seller an annual Interconnection Facilities transfer delay fee in the amount of $75,000.00, such amount payable within five (5) Business Days following the termination of the PPA, and each anniversary thereof, and (ii) Seller shall cooperate with Buyer in respect to Buyer’s efforts to deliver to the Point of Delivery a replacement for any Energy required to be delivered hereunder but not delivered by Seller, including allowing the use of the Odessa Plant’s electrical infrastructure.”

(d)
Section 4.1 shall be amended by deleting “April 30, 2022” and replacing it with “July 31, 2023.”

(e)
Section 5.1 (C) shall be amended by deleting its text in its entirety and replacing such text with:

“The ramp up of Energy deliveries beginning on the Initial Delivery Date shall be as provided in the Ramp Up Schedule below.

The “Ramp Up Schedule” shall be as follows:

Date	Quantity
7/1/2022	2
8/1/2022	35
9/1/2022	70
10/1/2022	106
11/1/2022	141
12/1/2022	177
2023 +	207

2. Ratification of PPA. Except as herein provided, the PPA is ratified, confirmed, and shall remain unchanged and in full force and effect.

3. Entire Agreement. This Amendment together with the PPA constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

4. Counterparts. This Amendment may be executed in two or more counterparts by facsimile or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[This space intentionally left blank]

IN WITNESS WHEREOF, the parties to this Amendment have executed, or caused to be executed, this Amendment as of the day and in the month and year first above written.

LUMINANT ET SERVICES COMPANY LLC By /s/ Stephen Muscato______________ Name: Stephen Muscato Title: Chief Commercial Officer
CIPHER MINING TECHNOLOGIES INC. By /s/ Tyler Page___________________ Name: Tyler Page Title: CEO